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                                                                    EXHIBIT 10.7


                     FIRST AMENDMENT TO ADVISORY AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") is entered into and is effective on this 12th day of June, 1996, by and between Host Funding, Inc., a Maryland corporation (the "Company"), and Host Funding Advisors, Inc., a Delaware corporation (the "Advisor"), recites and provides as follows:

                                    RECITALS

         The purpose of this Amendment is to amend the Advisory Agreement.

         The parties desire to adjust the fee payment schedule by this Amendment so that the Company is obligated to pay the Advisor on a quarterly basis rather than on an annual basis.

         The Advisor shall no longer be responsible at the end of each month to assure that the Company meets certain maximum debt requirements.

         The parties desire to update certain matters contained in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Advisory Agreement shall be amended in the following manner:
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         1.      Subsection (v) of paragraph seven (7) shall be deleted so that the new paragraph seven (7) reads as follows:

                 7. Investment Undertakings. The Advisor shall use its best efforts to assure that (i) the title to any Property is insured by appropriate policies of title insurance; (ii) any Property forming part of the Company's investments is duly insured, by appropriate insurance policies, against loss or damage by fire, with extended coverage, and against such other insurable hazards and risks as is customary and appropriate in the circumstances; (iii) the policies from time to time specified by the Board with regard to the protection of the Company's investments are carried out; and (iv) proper Board approval is received for all of the Company's investments. Any and all fees and costs incurred by the Advisor in performing such functions whether payable to its Affiliates or independent persons, shall be borne solely by the Company.

         2. Paragraph 11.3 shall be revised so that the new paragraph 11.3 reads as follows:

         11.3. Payment of Fee.  The Company shall pay the Advisor the fee under Section 11.2 of this Agreement on a quarterly basis. However, during the first three years of the Agreement, if, for any such quarter, the dividends per share of the Class A Common Stock of the Company are equal to an amount less than $0.2275, the Company shall only be obligated to pay the Advisor fifty percent (50%) of the fee at the end of such quarter and the remaining unpaid fifty percent (50%) shall become due and payable at the end of such fiscal year. During the fourth year of the Agreement and all years thereafter, if for any such quarter, the dividends per share of the Class A Common Stock of the Company are equal to an amount less than $0.2275, then the Company shall pay the Advisor fifty percent (50%) of the fee in cash and fifty percent (50%) of the fee in stock of the Company; otherwise, the Company shall pay the entire amount of the fee to the
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         Advisor in cash.  In addition, in no event shall the Company pay the Advisor a fee in cash if as a result of making such payment (or any part thereof) the Company would have insufficient cash to make a distribution of 95% of its taxable income to its shareholders. At the end of each fiscal year of this Agreement, the Company shall pay the Advisor any and all accrued fees which, in previous quarters, the Company failed to pay due to the limitations specified above and/or for any other reason.

         3. Paragraph twenty-three (23) shall be revised to state the current addresses for the Company and the Advisor such that Paragraph twenty-three (23) shall read as follows:

         23. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered to the addresses set forth herein:

         To the Board and
         to the Company:                   Host Funding, Inc.
                                           c/o Michael S. McNulty
                                           14800 Quorum Drive, Suite 510
                                           Dallas, TX 75240


         To the Advisor:                   Ian Gardner-Smith
                                           Host Funding Advisors, Inc.
                                           1025 Prospect Ave., Suite 350
                                           La Jolla, CA 92037

         Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section.





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         4.      Exhibit A shall be revised to read as follows:

                                   EXHIBIT  A

                       Existing Hotel Ownership interests


Super 8 hotel located in Miner, Missouri

Super 8 hotel located in Poplar Bluff, Missouri

Super 8 hotel located in Rock Falls, Illinois

Super 8 hotel located in Somerset, Kentucky

Super 8 hotel located in San Diego, California


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the day and year first written above.

                                        HOST FUNDING, INC.,
                                        a Maryland corporation



                                        /s/Michael S. McNulty
                                        ----------------------------------------
                                        By: Michael S. McNulty
                                        Its:  President

                                        HOST FUNDING ADVISORS, INC.,
                                        a Delaware corporation



                                        /s/Michael S. McNulty
                                        ----------------------------------------
                                        By:  Michael S. McNulty
                                        Its:  President





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